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                                                                     EXHIBIT 9.1




                                 LOAN AGREEMENT


                                 BY AND BETWEEN


                               PET QUARTERS, INC.
                                  ("BORROWER")


                                       AND


                                 Z CAPITAL, INC.
                                   ("LENDER")



                            DATED AS OF MAY 15, 2001

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                                 LOAN AGREEMENT

         This Loan Agreement (the "Agreement") is dated as of May 15, 2001, and is by and between Z Capital, Inc., a Nevada Corporation ("Lender"), and Pet Quarters, Inc., an Arkansas corporation ("Borrower").

         In consideration of the Loan described below and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, Lender and Borrower agree as follows:

1.       DEFINITIONS AND REFERENCE TERMS.

         1.1 In addition to any other terms defined herein, the following terms shall have the meaning set forth with respect thereto:

         "Accredited Investor" means an Accredited Investor as defined in the Regulation D of the Act.

         "Act" means the Securities Act of 1933, as amended.

         "Applicable Interest Rate" means eight and one half percent (8.5%) per annum provided, however that such rate shall not exceed the maximum legal rate of interest which may be changed under the laws of Arkansas on the date of this Agreement.

         "Bank" means First State Bank, Lonoke, an Arkansas banking association

         "Borrower" means Pet Quarters, Inc., an Arkansas corporation.

         "Borrower's Address" means 720 East Front Street, Lonoke, Arkansas
72086.

         "Business Day" means any day that is not a Saturday, Sunday, or any day on which banks in Arkansas are required or permitted to close.

         "Closing Date" means the date specified as the Closing Date in each Promissory Note issued by Borrower pursuant to this Agreement.

         "Collateral" has the meaning given to such terms in Section 26 hereof.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Due Date" means that Payment Date on which all of the outstanding principal balances under this Agreement and all accrued but unpaid interest would be paid if Borrower makes all Payments in a timely manner.

         "Event of Default" or "Default" has the meaning given to such term in
Section 7 hereof.

         "Lender" means Z Capital, Inc., a Nevada Corporation.


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         "Loan Amount" means One Million Dollars (1,000,000.00), Five Hundred
Thousand Dollars ($500,000) shall be loaned by Lender to Borrower on the first Closing Date and Five Hundred Thousand Dollars ($500,000) shall be loaned by Lender to Borrower on the second Closing Date which shall be determined by Lender but in the second Closing Date must occur within ten (10) business days after the first Closing Date.

         "Loan Documents" means this Loan Agreement and any and all promissory notes executed by Borrower in favor of Lender and all other documents, instruments, certificates and agreements executed and/or delivered by Borrower, or third party in connection with any loan made pursuant to the this Agreement.

         "Note" means the notes described in Section 2 hereof.

         "Obligations" means all loans, advances, liabilities, obligations, covenants, duties, and debts owing by Borrower to Lender, arising under the Loan Documents, whether or not evidenced by any note, or other instrument or document, but including, without limitation all loans evidenced by the Notes or otherwise, including, without limitation, all interest, charges, expenses, fees, attorney's fees, filing fees and any other sums chargeable to Borrower hereunder.

         "Origination Fee" means 3,500,000 shares of common stock of Borrower to be duly registered for resale pursuant to the Act after the authorized shares of Borrower have been increased to permit issuance of the Origination Fee.

         "Parity Debt" means those loans secured by the same Collateral pursuant to that certain Collateral Pledge Agreement dated March 30, 2001, in favor of various lenders, and that certain Collateral Pledge Agreement dated May 1_, 2001, in favor of various lenders

         "Payment" means each weekly payment of $20,000 due to Lender by Borrower pursuant to this Agreement, commencing the tenth Monday after delivery of the Loan Amount to Borrower, and continuing each Monday thereafter until all monetary obligations of Borrower due under the Note and this Agreement have been paid in full to Lenders.

         "Payment Date" means each Monday, commencing the tenth Monday after delivery of the Loan Amount to Borrower, and continuing each Monday thereafter until all monetary obligations of Borrower due under the Notes and this Agreement have been paid in full.

         "Promissory Note" means the Note.

         "SEC" means Securities and Exchange Commission.

         1.2 ACCOUNTING TERMS. All accounting terms not specifically defined or specified herein shall have the meanings generally attributed to such terms under generally accepted accounting principles ("GAAP"), as in effect from time to time, consistently applied, with respect to the financial statements referenced in Section 4.H. hereof.


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         1.3 OTHER TERMS. All other undefined terms contained in this Loan
Agreement shall, unless the context indicates otherwise, have the meanings provided for in the Promissory Notes. Wherever appropriate in the context, terms used herein in the singular also include the plural, and vice versa, and each masculine, feminine, or neuter pronoun shall also include the other genders.

         1.4 EXHIBITS. All references in this Loan Agreement to Exhibits are, unless otherwise specified, references to exhibits attached hereto, and all such exhibits are hereby deemed incorporated herein by this reference.

2.       LOANS.

         2.1 LOANS. On May 15, 2001, Lender shall deliver to Borrower, subject to the terms and conditions set forth in the Loan Documents, Five Hundred Thousand Dollars ($500,000.00), and Borrower shall deliver to Lender duly executed note as set forth on Exhibit A. hereto. Within ten (10) business days of May 15, 2001, Lender shall deliver to Borrower an additional Five Hundred Thousand Dollars ($500,000).

         2.2 PAYMENTS. Borrower shall pay Lender Twenty Thousand Dollars ($20,000) on each Monday, commencing the tenth Monday after delivery of the initial portion of the Loan Amount to Borrower, and continuing thereafter until the full principal balance of the Note and all accrued but unpaid interest has been paid in full. Upon receipt of each Payment, Lender shall apply the Payment first to accrued but unpaid interest on the Note and then to principal, until the Note is paid in full. Payment in full of the principal balance of the Note and all accrued but unpaid interest shall be made on or before the Due Date. If the shareholders authorize additional shares as set forth in Section 2.7(d), and Borrower files a registration statement authorizing sale of those shares, Lender may notify Borrower before noon on any Friday prior to a Payment Date of its desire to receive Payment in stock of Borrower rather than cash. In such instance, Lender shall credit payment of interest and principal on the Note as if Borrower makes the next Payment in a timely manner. Borrower shall deliver Lender shares equal in value to $20,000, computed at a share price of seventy-five percent (75%) of the average of the three (3) lowest closing prices of the previous twenty (20) days (the `"Price"). In no instance shall the Price be less than Fifty Cents ($0.50) per share. In other words, the maximum number of shares that may be received in exchange for any Payment is Forty Thousand (40,000).

         2.3      INTEREST AND OTHER CHARGES.

         (a) INTEREST RATES. The Note shall bear interest on the unpaid principal amount thereof from the applicable Closing Date until paid in full in cash at the Applicable Interest Rate. All interest charges shall be computed on the basis of a year of three hundred sixty-five or three hundred sixty-six (365/366) days and actual days elapsed, and will be payable in arrears in accordance with the Payment schedule set forth in Section 2.2. Payment in full of the principal balance of the Note and all accrued but unpaid interest shall be made on or before the Due Date.

         (b) DEFAULT RATE. If any Event of Default occurs, then, while any such Event of Default is continuing, the Note shall bear interest at an increased rate of interest equal to the maximum rate of interest permitted by applicable law.


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         2.4      MAXIMUM INTEREST RATE.

         (a) Notwithstanding the foregoing provisions of Section 2.3 regarding the rates of interest applicable to the Loan, if at any time the amount of such interest computed on the basis of the Applicable Interest Rate would exceed the amount of such interest computed upon the basis of the maximum rate of interest permitted by applicable state or federal law in effect from time to time hereafter, after taking into account, to the extent required by applicable law, any and all fees, payments, charges and calculations provided for in this Agreement or in any other agreement between Borrower and Lender (the "Maximum Legal Rate"), the interest payable under this Agreement shall be computed upon the basis of the Maximum Legal Rate.

         (b) No agreements, conditions, provisions or stipulations contained in this Agreement or any other instrument, document or agreement between Borrower and Lender or default of Borrower, or the exercise by Lender of the right to accelerate the payment of the maturity of principal and interest, or the exercise any option whatsoever contained in this Agreement, or the arising of any contingency whatsoever, shall entitle Lender to collect, in any event, interest exceeding the Maximum Legal Rate and in no event shall Borrower be obligated to pay interest exceeding such Maximum Legal Rate and all agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel Borrower to pay a rate of interest exceeding the Maximum Legal Rate, shall be without binding force or effect, at law or in equity, to the extent only of the excess of the Maximum Legal Rate ("Excess"), Borrower acknowledges and stipulates that any such charge shall be the result of an accidental and bona fide error, and such Excess shall be, first, applied to reduce the principal then unpaid hereunder; second, applied to reduce the Obligations; and third, returned to Borrower, it being the intention of the parties hereto not to enter at any time into a usurious or otherwise illegal relationship. Borrower recognizes that, with fluctuations in the Applicable Interest Rate and the Maximum Legal Rate, such an unintentional result could inadvertently occur. By the execution of this Agreement, Borrower covenants that it shall not seek or pursue any other remedy, legal or equitable, against Lender, based in whole or in part upon the charging or receiving of any interest in excess of the maximum authorized by applicable law. For the purpose of determining whether or not any Excess has been contracted for, charged or received by Lender, all interest at any time contracted for, charged or received by Lender in connection with this Agreement shall be amortized, prorated, allocated and spread in equal parts during the entire term of this Agreement.

         (c) The provisions of this Section 2.4 shall be deemed to be incorporated into every document or communication relating to the Obligations which set forth or prescribe any account, right or claim or alleged account, right or claim of Lender with respect to Borrower (or any other obligor in respect of Obligations), whether or not any provision of Section 2.4 is referred to therein. All such documents and communications and all figures set forth therein shall, for the sole purpose of computing the extent of the liabilities and obligations of Borrower (or other obligor) asserted by Lender thereunder, be automatically recomputed by Borrower or other obligor, and by any court considering the same, to give effect to the adjustments or credits required by
Section 2.4.


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         (d) If the applicable state or federal law is amended in the future to allow a greater rate of interest to be charged under this Agreement or any other Loan Documents than is presently allowed by applicable state or federal law, then the limitation of interest under this Section 2.4 shall be increased to the maximum rate of interest allowed by applicable state or federal law as amended, which increase shall be effective hereunder on the effective date of such amendment, and all interest charges owing to Lender by reason thereof shall be payable upon demand.

         2.5      PAYMENTS AND PREPAYMENTS.

         (a) LOAN. Principal and Interest on the Loan shall be payable weekly commencing the tenth Monday after delivery of the Loan Amount to Borrower, on the outstanding principal balance of the Note from the date of such Note, which shall be delivered by Borrower at Closing in substantially the form attached hereto as Exhibit A. Borrower shall repay the outstanding principal balance of the Note, plus all accrued but unpaid interest thereon, on the Due Date.

         (b) PLACE AND FORM OF PAYMENTS; EXTENSION OF TIME. All payments of principal, interest, and other sums due to Lender shall be made at wire transfer of immediately available funds to Lender's account specified in Exhibit B to this Agreement. If any payment of principal, interest, or other sum to be made hereunder becomes due and payable on a day other than a Business Day, the due date of such payment shall be extended to the next succeeding Business Day and interest thereon shall be payable at the Applicable Interest Rate during such extension.

         (c) ALLOCATION OF PAYMENTS. On each payment date, including the Due Date, each Payment shall be allocated to pay the interest accrued and unpaid, and the remainder, if any, shall be allocated to the unpaid principal on the Note .

         (d) INDEMNITY FOR RETURNED PAYMENTS. IF AFTER RECEIPT OF ANY PAYMENT OF, OR PROCEEDS APPLIED TO THE PAYMENT OF, ALL OR ANY PART OF THE OBLIGATIONS, LENDER ARE FOR ANY REASON REQUIRED TO SURRENDER SUCH PAYMENT OR PROCEEDS TO ANY PERSON BECAUSE SUCH PAYMENT OR PROCEEDS IS INVALIDATED, DECLARED FRAUDULENT, SET ASIDE, DETERMINED TO BE VOID OR VOIDABLE AS A PREFERENCE, OR A DIVERSION OF TRUST FUNDS, OR FOR ANY OTHER REASON, OTHER THAN AS A RESULT OF LENDER'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, THEN THE OBLIGATIONS OR PART THEREOF INTENDED TO BE SATISFIED SHALL BE REVIVED AND CONTINUE, AND THIS AGREEMENT SHALL CONTINUE IN FULL FORCE AS IF SUCH PAYMENT OR PROCEEDS HAD NOT BEEN RECEIVED BY LENDER, AND BORROWER SHALL BE LIABLE TO PAY TO LENDER, AND HEREBY DOES INDEMNIFY LENDER AND HOLDS LENDER HARMLESS FOR, THE AMOUNT OF SUCH PAYMENT OR PROCEEDS SURRENDERED. The provisions of this Section 2.5(d) shall be and remain effective notwithstanding any contrary action which may have been taken by Lender in reliance upon such payment or Proceeds, and any such contrary action so taken shall be without prejudice to Lender's rights under this Agreement and shall be deemed to have been conditioned upon such payment or Proceeds having become final and irrevocable. The provisions of this Section 2.5(d) shall survive the termination of this Agreement.


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         2.6      COLLATERAL.

         (a) GRANT OF SECURITY INTEREST. As security for the Obligations, Borrower hereby grants to Lender a continuing security interest in, lien on, and assignment of all of the issued and outstanding shares of PQ Acquisition Company, Inc., an Arkansas corporation (the "Collateral"), which is the surviving entity from Borrower's acquisition and merger of Humboldt Industries, Inc. and Maplewood Industries, Inc.. Lender's lien on the Collateral shall be a second lien behind the first lien of the Bank, and on par with the lien of the Parity Debt.

         (b) The aggregate of all Obligations and the Parity Debt shall constitute a single loan secured by the Collateral.

         (c) PERFECTION AND PROTECTION OF SECURITY INTERESTS. Borrower shall execute the Security Agreement, in substantially the same form as Exhibit C hereto, upon execution of this Loan Agreement. The Collateral is held by Bank and shall be transferred to Collateral Agent by Bank upon Bank's release of its first lien on the Collateral. From time to time, Borrower shall, upon Collateral Agent's reasonable request, execute and deliver confirmatory written instruments pledging to Lenders the Collateral, but Borrower's failure to do so shall not affect or limit the Security Interest. So long as this Loan Agreement is in effect and until all Obligations have been fully satisfied, the Security Interest shall continue in full force and effect in all of the Collateral.

         (d) RESERVED.

         (e) TITLE TO, LIENS ON, AND SALE AND USE OF COLLATERAL. Borrower represents and warrants to Lender that: (a) other than the prior lien of Bank on the Collateral, the lien of the Parity Debt and the lien created by the Security Agreement, the Collateral is owned by Borrower free and clear of all Liens whatsoever; and (b) Borrower will not, without Lender's prior written approval, sell, or dispose of or permit the sale or disposition of the Collateral.

         (f) ACCESS AND EXAMINATION. Collateral Agent may at all reasonable times have access to, examine, audit, make extracts from and inspect Borrower's records, files, books of account and the Collateral and may discuss Borrower's affairs with Borrower's officers and management and Lenders. Borrower will deliver to Collateral Agent any instrument necessary for Collateral Agent to obtain records from any service bureau maintaining records for Borrower. Collateral Agent may, at any reasonable time when an Event of Default exists and at Borrower's expense, make copies of all of Borrower's books and records or require Borrower to deliver such copies to Collateral Agent. Collateral Agent may, without expense to Collateral Agent, use such of Borrower's personnel, supplies, and premises as may be reasonably necessary for maintaining or enforcing the Security Agreement. Collateral Agent shall have the right, at any time, in Collateral Agent's name or in the name of a nominee of Collateral Agent or Lender, to verify the validity of the Collateral by mail, telephone, or otherwise.

         (g) DOCUMENTS, INSTRUMENTS, AND CHATTEL PAPER. The Borrower represents and warrants to the Lender that: (a) all documents and instruments describing, evidencing, or constituting Collateral, and all signatures and endorsements thereon, are and will be complete, valid, and genuine, and (b) all ownership interests evidenced by such documents and instruments


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are owned by Borrower free and clear of all liens, except the lien of Bank and the lien of the Parity Debt.

         (h) POWER OF ATTORNEY. Upon the occurrence of an Event of Default which remains uncured beyond the cure periods set forth in Section 7 hereof, Borrower hereby appoints Collateral Agent and Collateral Agent's designees as Borrower's attorney, with power: (a) to endorse Borrower's name on any checks, notes, acceptances, money orders, or other forms of payment or security that come into Collateral Agent's possession; (b) to sign Borrower's name on any invoice, bill of lading, or other document of title relating to any Collateral, on drafts against customers, and on notices of assignment, financing statements and other public records; and (c) to do all things necessary to carry out the purpose of the Loan Documents. This is not a general power of attorney and is granted only upon the conditions and for the purposes set forth herein. Collateral Agent, Lenders and Borrower mutually agree that such power may be exercised only upon the occurrence of an uncured Event of Default and only then after Collateral Agent has requested that Borrower perform any of the actions set forth hereinabove and Borrower shall have failed, refused or otherwise have been prevented from taking the requested action. Neither Collateral Agent nor the attorney will be liable for any acts or omissions unless resulting from such party's gross negligence or willful misconduct, or for any error of judgment or mistake of fact or law. This power is irrevocable until this Master Loan Agreement has been terminated and the Obligations have been fully satisfied.

         2.7      ORIGINATION FEES/LATE FEES.

         (a) ORIGINATION FEES. Upon Lender's delivery of the full Loam Amount ($1,000,000) to Borrower, Lender shall have earned and be entitled to the Origination Fee. If Lender fails to deliver the full Loan Amount to Borrower as required by this Agreement, Lender will not be entitled to any Origination Fee. Borrower shall use its best efforts to have the shareholders authorize sufficient additional shares of common stock of Borrower so that Borrower may register and issue the Origination Fee to Lender. In the event the shareholders fail to authorize the issuance of a sufficient number of additional shares of common stock of Borrower at the next shareholders' meeting, Borrower shall obtain a sufficient number of shares from other shareholders or option holders or benefit plans to pay the Origination Fee. In no event shall Borrower be obligated to issue the Origination Fee to Lender if the SEC prohibits the issuance of such shares. Notwithstanding the foregoing, in the event the shareholders fail to authorize the required number of additional shares and Borrower is unable to obtain and sufficient number of shares from other sources or the SEC prohibits the issuance of such shares, the Note shall become due and payable in full, with interest earned to date of payment, Five (5) days after such event (the "Repayment Date"). Moreover, Borrower shall pay as a penalty to Lender, a sum equal to 3,500,000 multiplied by the average closing share price of the stock for the Seven (7) trading days prior to the Repayment Date.

         (b) LATE FEES. In the event Borrower is more than seven (7) days late in the making of any Payment, Borrower shall deliver Lender Fifty Thousand (50,000) shares of common stock of Borrower for each Payment that is late subject to the same shareholder and SEC approval set forth in Section 2.7(a). The Late Fee shall be due each week the required Payment is not made and a new Late Fee shall be payable with respect to each Payment not made each week. In other words, if Borrower fails to make a Payment in a timely manner, Borrower shall owe Lender a



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Late Fee of Fifty Thousand (50,000) shares, and Forty Thousand Dollars ($40,000)
the following Monday. If Borrower fails to make the Forty Thousand Dollar ($40,000) payment the following Monday, Borrower shall owe Lender an additional One Hundred Thousand (100,000) shares.

         (c) REGISTRATION OF SHARES. All shares of common stock of Borrower delivered by Borrower to Lender shall be fully registered for resale under the Act. In the event Borrower is unable to deliver fully registered as required under this Agreement, Borrower shall deliver fully registered shares when first available.

         (d) LACK OF AUTHORIZED SHARES. Lender, who is an Accredited Investor, acknowledges that it has been fully informed that Borrower does not currently have enough shares of common stock currently authorized by its shareholders to deliver any of the shares discussed in this Section. Lender also acknowledges that Borrower will have to obtain shareholders approval for the authorization of additional shares to enable Borrower to deliver any shares under this Section. Nevertheless, Borrower shall use it best efforts to obtain shareholder approval of an increased number of shares sufficient to provide for Borrower's obligations under this Section at Borrower's first available shareholders' meeting. If necessary, Borrower shall call a special shareholders' meeting to bring this issue to a vote before the shareholders. Moreover, once the additional shares have been authorized by the shareholders, Borrower shall be obligated to pursue filing a Form S-1, or other suitable registration statement, for the shares due Lender as soon as practical. Regardless, once the shares due Lender have been authorized, Borrower shall register Lender's shares in the first new registration statement filed by Borrower after the date of such authorization.

3. REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants to Lender as follows:

         A. GOOD STANDING. Borrower is an Arkansas corporation, duly organized, validly existing and in good standing under the laws of Arkansas and it has the power and authority to own its property and to carry on its business in each jurisdiction in which it does business.

         B. AUTHORITY AND COMPLIANCE. Except as otherwise provided and disclosed herein, Borrower has full power and authority to execute and deliver the Loan Documents and to incur and perform the obligations provided for therein, all of which have been duly authorized by all proper and necessary action of the appropriate governing body of Borrower. No consent or approval of any public authority or other third party is required as a condition to the validity of any Loan Document, and Borrower is in compliance with all laws and regulatory requirements to which it is subject.

         C. BINDING AGREEMENT. This Agreement and the other Loan Documents executed by Borrower constitute valid and legally binding obligations of Borrower, enforceable in accordance with their terms.

         D. LITIGATION. There is no proceeding material to Borrower's operations or, to the knowledge of Borrower, threatened before any court or governmental authority, agency or arbitration authority, except as disclosed to Lender in writing.


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         E. NO CONFLICTING AGREEMENTS. There is no charter, bylaw, stock provision, partnership agreement or other document pertaining to the organization, power or authority of Borrower and no provision of any existing agreement, mortgage, indenture or contract binding on Borrower or affecting its property, which would conflict with or in any way prevent the execution, delivery or carrying out of the terms of this Agreement and the other Loan Documents, except as otherwise disclosed in this Agreement.

         F. OWNERSHIP OF ASSETS. Borrower has good title to its assets, and its assets are free and clear of liens, except as otherwise disclosed to Lender.

         G. TAXES. All taxes and assessments due and payable by Borrower have been paid or are being contested in good faith by appropriate proceedings, and Borrower has filed all tax returns which it is required to file.

         H. FINANCIAL STATEMENTS. The financial statements of Borrower heretofore delivered to Lenders have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved and fairly present Borrower's financial condition as of the date or dates thereof, and there has been no material adverse change in Borrower's financial condition or operations since December 31, 2000. All factual information furnished by Borrower to Lender in connection with this Agreement and the other Loan Documents is and will be complete on the date as of which such information is delivered to Lender and is not and will not be incomplete by the omission of any material fact necessary to make such information not misleading.

         I. PLACE OF BUSINESS. Borrower's chief executive office is located at:

                           720 East Front Street
                           Lonoke, Arkansas 72086

         J. ENVIRONMENTAL COMPLIANCE. The conduct of Borrower's business operations and the condition of Borrower's Property does not and will not violate, in any material respect, any federal laws, rules or ordinances for environmental protection, regulations of the Environmental Protection Agency, any applicable local or state law, rule, regulation or rule of common law, or any judicial interpretation thereof relating primarily to the environment or Hazardous Materials.

         K. CONTINUATION OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made under this Agreement shall be deemed to be made at and as of the date hereof and at and as of the date any Note.

         L. CAPITALIZATION. All of the issued and outstanding shares of common stock of Borrower are duly authorized, validly issued, fully paid and nonassessable, and have been issued in compliance with federal and state securities laws.

         M. REGULATORY COMPLIANCE. Borrower shall remain in compliance with all applicable federal and state regulatory requirements, including but not limited to the regulations or rules of OSHA, the Pension Guaranty Board and ERISA.


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4. RESERVED.

5. RESERVED.

6. CLOSING. Upon execution of this Agreement by both parties, Lender shall deliver the initial Loan Amount of Five Hundred Thousand Dollars ($500,000) to the Borrower in accordance with the wiring instructions on Exhibit B hereto. Upon receipt of the initial Loan Amount, Borrower shall deliver an executed Note for the initial Loan Amount to Lender. Borrower shall deliver the Note by fax, if requested, and otherwise by overnight delivery. Within Ten (10) business days of the date of this Agreement, Lender shall deliver to Borrower an additional Five Hundred Thousand Dollars ($500,000) and the initial Note. Upon receipt of the additional Five Hundred Thousand Dollars ($500,000) and the initial Note, Borrower shall issue and deliver to Lender a Note for the full Loan Amount of One Million Dollars ($1,000,000), and payment in full for the interest due on the initial Note from the date of this Agreement to the date of the second Note for One Million Dollars ($1,000,000).

7. DEFAULT. If any of the following Events of Default, any one of which shall be a default, occur, all obligations hereunder, and all other indebtedness then owing by Borrower to Lender, shall become forthwith due and payable on Lender's demand without presentation, demand for payment, notice of dishonor, protest, or notice of protest of any kind, all of which Borrower hereby expressly waives.

         (a) Any default by Borrower in the payment, when due, of any part of the interest on the Loan, if the same remains unpaid for 7 days after notice by Lender to Borrower. However, upon delivery of the 50,000 shares of stock referred to in Section 2.7(b) for each $20,000 payment not made in a timely manner, Borrower shall not be in default unless it fails to make both the late Payment and the next required Payment. In other words, delivery of the late fee shares of stock excuses any default in payment until the next Payment Date. Notwithstanding the foregoing, if at anytime Payments on the Note are delinquent for more than more than Ninety (90) days, delivery of the shares of stock referred to in Section 2.7(b) shall not longer cure default and the loan shall be in default. Once any Payment has been missed, all Payments must be brought current before the Ninety (90) day window of consideration referred to herein restarts. Partial payment of past due Payments does not restart the Ninety (90) day window of consideration applicable to this Section; payment in full of all past due Payments, or payment in part and conversion in part (in accordance with Section 2.2, at Lenders option), such that payment is full is credited to Borrower shall restart the Ninety (90) Day window of consideration applicable to this Section.

         (b) Any breach or failure of Borrower to perform any term or condition of this Agreement or any other Loan Document, other than the making of timely Payments, which is not cured within 10 days of receiving notice of the default from Lender. Lender is not required to provide notice upon Borrower's failure to make each Payment in a timely manner.

         (c) Borrower's insolvency or bankruptcy, the making by Borrower of an assignment for the benefit of creditors, or Borrower's consent to the appointment of a trustee or a receiver or other officer of a court or other tribunal.


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

         (d) The appointment of a trustee or receiver or other officer of a court for Borrower, or for a substantial part of its properties, without its consent, where no discharge is effected within 45 days.

         (e) The entry of any judgment against Borrower, or the issuance or entry of any attachment or other lien against its property for an amount in excess of Fifty Thousand Dollars ($50,000) if undischarged, unbonded, or undismissed for 45 days.

         (f) The giving of any statement, certificate, or representation in or pursuant to this Agreement or the Loan Documents proving to be untrue in any respect which is not cured within 45 days.

         (g) The Borrower defaults in the performance or observance of any covenant, agreement or undertaking on its part to be performed or observed in this Agreement, or the other Loan Documents.

8. REMEDIES UPON DEFAULT. If an Event of Default shall occur, Lender shall have all rights, powers and remedies available at law or in equity.

9. NOTICES. All notices, requests or demands which any party is required or may desire to give to any other party under any provision of this Loan Agreement must be in writing delivered to the other party at the following address:

If to Borrower :

         Pet Quarters, Inc.
         Attn:  Steve Dempsey
         720 East Front Street
         Lonoke, Arkansas  72086
         Fax:  (501) 676-9245
         Phone:  (501) 676-9222

If to Lender:

         Z Capital, Inc.
         Attn:  Alex Tabibi
         1015 Gayley Avenue, Suite 200
         Los Angeles, CA  90024
         Phone:  (310) 666-8883


or to such other address as any party may designate by written notice to the other party. Each such notice, request and demand shall be deemed given or made as follows:

         A. If sent by mail, upon the earlier of the date of receipt or three
(3) days after deposit in the U.S. Mail, first class postage prepaid; or


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

         B. If sent by any other means, upon delivery.

10. COSTS, EXPENSES AND ATTORNEYS' FEES. Borrower shall not be responsible for any costs and expenses of Lender, including attorneys' fees, in connection with Lender's review, due diligence and closing of the transaction contemplated hereby.

11. TERM AND TERMINATION. The initial term of this Loan Agreement shall be, with respect to the Loan, the dated date of the Promissory Note through the Due Date.

12. MISCELLANEOUS. Borrower and Lender further covenant and agree as follows, without limiting any requirement of any other Loan Document:

         A. CUMULATIVE RIGHTS AND NO WAIVER. Each and every right granted to Lender under any Loan Document, or allowed it by law or equity shall be cumulative of each other and may be exercised in addition to any and all other rights of Lender, and no delay in exercising any right shall operate as a waiver thereof, nor shall any single or partial exercise by Lender of any right preclude any other or future exercise thereof or the exercise of any other right. Except as expressly provided in the Promissory Notes, Borrower does not waive any presentment, demand, protest or other notice of any kind.

         B. APPLICABLE LAW. This Agreement and the rights and obligations of the parties hereunder shall be deemed to have been made in the State of Arkansas and shall be governed by, and construed in accordance with, the laws of the State of Arkansas.

         C. AMENDMENT. No modification, consent, amendment or waiver of any provision of this Agreement, nor consent to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by all Lender, and then shall be effective only in the specified instance and for the purpose for which given. This Agreement and all of the Loan Documents are binding upon Borrower, its successors and assigns, and inures to the benefit of Lender, its successors and assigns; however, no assignment or other transfer of Borrower's rights or obligations hereunder shall be made or be effective without Lender's prior written consent, nor shall it relieve Borrower of any obligations hereunder. There is no third party beneficiary of this Agreement.

         D. DOCUMENTS. All documents, certificates and other items required under this Agreement to be executed and/or delivered to Lender shall be in form and content satisfactory to Lender.

         E. PARTIAL INVALIDITY. The unenforceability or invalidity of any provision of this Agreement or any of the Loan Documents shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of any Loan Document to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.


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

         F. SURVIVABILITY. All covenants, agreements, representations and warranties made herein or in the other Loan Documents shall survive the making of the Loans and shall continue in full force and effect so long as the Loans are outstanding.

         G. Adjustment of Origination Fee. This Loan is being made to Borrower with the understanding that Borrower shall also obtain loans in the aggregate amount of One Million Dollars ($1,000,000) from other sources (the "Additional Loans"). In the event Borrower fails to receive the Additional Loans, the Origination Fee shall be increased by Two Point Forty (2.4) shares of common stock of Borrower for every One Dollars ($1) not received by Borrower in Additional Loans. No partial shares shall be issued pursuant to this provisions and the number of shares shall be rounded to the nearest whole number.


         IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be duly executed by their duly authorized representatives as of the date first above written.

                                    BORROWER:

                                    Pet Quarters, Inc..


                               By:  /s/ STEVE DEMPSEY
                                    ---------------------------------
                                    Steve Dempsey, Chief Executive Officer



                                    LENDER:

                                    Z Capital, Inc.


                               By:  /s/ ALEX TABIBI
                                    ---------------------------------
                                    Alex Tabibi


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